UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 12, 2014

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 America Center Drive San Jose, California		95002
(Address of principal executive offices)		(Zip Code)

(408) 586-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On March 13, 2014, Polycom, Inc. (“Polycom” or the “Company”) announced that Eric F. Brown, Polycom’s Chief Operating Officer, Chief Financial Officer and Executive Vice President, is leaving the Company, effective immediately. Mr. Brown will remain available to the Company until April 15, 2014, to assist with the transition of his responsibilities. Mr. Brown’s departure is not related to any disagreement with Polycom regarding any financial, accounting, or other matters.

Further, upon his execution and non-revocation of a legal release of claims, Mr. Brown is entitled to receive severance benefits pursuant to the terms of the Executive Severance Plan and Summary Plan Description filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Appointment of Interim Chief Financial Officer

On March 13, 2014, Polycom also announced that its Board of Directors had appointed Laura J. Durr, 53, as Polycom’s Interim Chief Financial Officer and principal financial officer, effective immediately. Ms. Durr has served as Polycom’s Senior Vice President, Worldwide Finance since September 2013, principal accounting officer since March 2005, and in other financial management positions since joining Polycom in March 2004. Ms. Durr will continue to serve in her current roles in addition to serving as Polycom’s Interim Chief Financial Officer and principal financial officer.

Ms. Durr has no family relationships with any of Polycom’s directors or executive officers, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Polycom is conducting a search for a new Chief Financial Officer.

A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

99.1	Press release dated March 13, 2014, entitled “Polycom Realigns Executive Team to Continue Focus on Operating Performance.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Sayed M. Darwish
Sayed M. Darwish
Chief Legal Officer, Executive Vice President of Corporate Development and Secretary

Date: March 13, 2014